Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, October 21, 2024– BV Financial, Inc. (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $3.8 million, or $0.35 per diluted share, for the quarter ended September 30, 2024 compared to net income of $3.7 million, or $0.35 per diluted share, for the quarter ended September 30, 2023. Net income for the nine-month period ended September 30, 2024 was $9.8 million or $0.91 per diluted share compared to net income of $10.7 million or $1.20 per diluted share for the nine-month period ended September 30, 2023.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended September 30, 2024 were 1.70% and 7.32%, respectively.
•
Net loans held to maturity decreased $11.0 million or 1.6% compared to December 31, 2023.
•
Deposits increased slightly to $634.3 million at September 30, 2024 compared to $634.1 million at December 31, 2023.
•
Cash and cash equivalents increased by $20.3 million or 27.6% compared to December 31, 2023.
•
Non-accrual loans decreased $6.6 million or 62.4% to $4.0 million at September 30, 2024 from $10.6 million at December 31, 2023. The decrease in non-accrual loans in the quarter ended September 30, 2024 compared to June 30, 2024 was $4.3 million or 51.8%.
•
Total delinquent loans decreased $9.6 million or 68.4% to $4.4 million at September 30, 2024 from $14.0 million at December 31, 2023. The decrease in delinquent loans in the quarter ended September 30, 2024 compared to June 30, 2024 was $2.4 million or 35.3%.
•
The Company recorded a recovery to the provision for credit losses of $714,000 for the three months ended September 30, 2024 and a recovery to the provision for credit losses $806,000 for the nine-months ended September 30, 2024. The primary driver of the reduction in the required allowance for credit losses (“ACL”) in the period was the substantial improvement in the Company’s asset quality as evidenced by the reduction in non-accrual and delinquent loans noted above.

FINANCIAL CONDITION DISCUSSION

Total Assets. Total assets were $892.7 million at September 30, 2024, an increase of $7.4 million, or 0.8%, from $885.3 million at December 31, 2023. The increase was due primarily to a $20.3 million increase in cash, which was primarily offset by decreases in loans and other non-earning assets.

Cash and Cash Equivalents. Cash and cash equivalents increased $20.3 million, or 27.7%, to $94.1 million at September 30, 2024 from $73.5 million at December 31, 2023. The increase in cash is a result of the decrease in loans and the other non-interest bearing assets.

Loans Receivable. Loans receivable decreased $11.0 million, or 1.6%, to $693.2 million at September 30, 2024 from $704.8 million at December31, 2023. The increase in the investor commercial real estate loan category was offset by decreases in most other loan categories.

Securities. Securities available for sale increased by $4.4 million or 12.6% from December 31, 2023 as paydowns in the mortgage-backed securities were offset by purchases used primarily to secure local government deposits. The held-to-maturity portfolio decreased by $4.2 million or 40.9% due to maturities and paydowns.

Total Liabilities. Total liabilities decreased $3.2 million or 0.5%, to $683.0million at September 30, 2024 from $686.2million at December 31, 2023. The decrease was due primarily to the decrease in borrowings as $3.0 million in junior subordinated debt was paid off in the first quarter of 2024.

Deposits. Total deposits increased $200,000, or 0.03% to $634.3 million at September 30, 2024 from $634.1 million at December 31, 2023. Interest-bearing deposits increased $2.9 million,or 0.6%, to $495.0 million at September 30, 2024 from $492.1 million at December31, 2023. Noninterest bearing deposits decreased $2.7 million, or 1.9%, to $139.3 million at September 30, 2024 from $142.0 million at December 31, 2023.

Stockholders’ Equity. Stockholders’ equity increased $10.6 million, or 5.4%, to $209.7 million at September 30, 2024 from $199.1 million at December 31, 2023 primarily due to net income during the period.

RESULTS OF OPERATION DISCUSSION

Net Income. Net income was $3.8 million or $0.35 per diluted share for the three months ended September 30, 2024 compared to $3.7 million or $0.35 per diluted share for the three months ended September 30, 2023. In the quarter ended September 30, 2024, the provision for credit losses was a credit of $714,000 as a result of the improvement in the asset quality of the Company’s loan portfolio. In the quarter ended September 30, 2023, the Company recognized a provision for credit loss recovery of $333,000. Net income was $9.8 million or $0.91 per diluted share for the nine-months ended September 30, 2024 compared to $10.7 million or $1.20 per diluted share for the nine-months ended September 30, 2023. The higher net income in the nine-months ended September 30, 2023 compared to the same period in 2024 is due to , the Company recognized in 2023 a gain on the sale of foreclosed real estate of $678,000, a gain on the sale of fixed assets of $188,000 and received $225,000 in life insurance death benefits.

Net Interest Income. Net interest income was $9.3 million for the three months ended September 30, 2024 compared to $8.9 million in the three months ended September 30, 2023. The net interest margin for the three months ended September 30, 2024 was 4.49% compared to

4.10% for the three months ended September 30, 2023. The increase in net interest income was due to higher yields on interest earning assets, and lower balances of interest-bearing liabilities offsetting higher rates paid on deposits.

Net interest income was $26.2 million for the nine-months ended September 30, 2024, compared to $25.3 million in the nine-months ended September 30, 2023. The net interest margin for the nine-months ended September 30, 2024 was 4.25% compared to 4.21% for the nine-months ended September 30, 2023. The increase in net interest income was due to higher yields on interest earning assets, and lower balances of interest-bearing liabilities offsetting higher rates paid on deposits.

Noninterest Income. For the three months ended September 30, 2024, noninterest income totaled $696,000 compared to $882,000 for the quarter ended September 30, 2023. For the quarter ended September 30, 2023, the Company recognized a gain of $188,000 on the sale of a former branch building.

For the nine-months ended September 30, 2024, noninterest income totaled $1.9 million as compared to $3.1 million for the nine-months ended September 30, 2023. In the nine-months ended September 30, 2023, the Company recognized a gain of $678,000 on the sale of foreclosed real estate, a gain of $188,000 on the sale of a former branch building and $225,000 in life insurance death benefits.

Noninterest Expense. For the three months ended September 30, 2024, noninterest expense totaled $5.5 million compared to $5.0 million in the three months ended September 30, 2023. Compensation and benefits increased $345,000 or 11.0% due to increases in salary and benefits. Professional fees increased by $180,000 or 81.8% due to legal and accounting costs and data processing expense increased by $21,000 or 6.1%.

For the nine-months ended September 30, 2024, noninterest expense totaled $15.3 million as compared to $14.2 million in the nine-months ended September 30, 2023. Compensation and benefits increased $827,000 or 9.3% due to increases in staffing and salaries and benefits. Professional fees increased $160,000 or 26.8% due to legal, accounting and consulting expenses. Expenses also increased in the occupancy, data processing and other expense categories while decreases occurred in foreclosed real estate costs, equipment and advertising expenses.

Asset Quality. Non-performing assets at September 30, 2024 totaled $4.1 million consisting of $3.9 million in nonperforming loans and $160,000 in other real estate owned, compared to $10.7 million at December 31, 2023, consisting of $10.6 million in non-performing loans and $170,000 in other real estate owned. During the quarter, our largest loan on non-accrual, a $3.8 million investor commercial real estate loan paid off. At September 30, 2024, the ACL was $8.0 million, which represented 1.15% of total loans and 201.6% of non-performing loans compared to $8.6 million at December 31, 2023, which represented 1.21% of total loans and 81.1% of non-performing loans.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting and tax principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a failure in or breach of our operational or security systems or infrastructure, including cyber attacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

About BV Financial. BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

	At or For the Three Months		At or For the Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023

Performance Ratios(1):
Return on average assets	1.70%	1.58%	1.46%	1.61%
Return on average equity	7.32%	9.84%	6.39%	11.88%
Interest rate spread(2)	3.71%	3.46%	3.48%	3.77%
Net interest margin(3)	4.49%	4.10%	4.25%	4.21%
Non-interest expense to average assets	2.46%	2.15%	2.29%	1.41%
Efficiency ratio(4)	54.73%	49.63%	54.53%	48.13%
Average interest-earning assets to average interest-bearing liabilities	156.49%	149.31%	155.24%	139.84%
Average equity to average assets	23.29%	16.06%	22.90%	14.31%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.15%	1.15%	1.15%	1.15%
Allowance for credit losses as a percentage of non-performing loans	201.60%	213.49%	201.60%	213.49%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.04%	-0.04%	-0.04%	-0.06%
Non-performing loans as a percentage of total loans	0.57%	0.54%	0.57%	0.54%
Non-performing loans as a percentage of total assets	0.44%	0.41%	0.44%	0.41%
Total non-performing assets as a percentage of total assets	0.46%	0.47%	0.46%	0.47%

Other:
Number of offices	13	15	13	15
Number of full-time equivalent employees	111	110	111	110

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
(dollars in thousands, except share amounts)	(unaudited)	(audited)

Assets
Cash	$7,207	$9,260
Interest-bearing deposits in other banks	86,858	64,482
Cash and cash equivalents	94,065	73,742
Equity Investment	254	256
Securities available for sale	39,162	34,781
Securities held to maturity (fair value of $5,214 and $9,206, ACL of $4 and $6)	6,029	10,209
Loans held to maturity	693,231	704,802
Allowance for Credit Losses	(8,001)	(8,554)
Net Loans	685,230	696,248
Foreclosed real estate	160	170
Premises and equipment, net	13,404	14,250
Federal Home Loan Bank of Atlanta stock, at cost	654	626
Investment in life insurance	19,947	19,657
Accrued interest receivable	2,922	3,279
Goodwill	14,420	14,420
Intangible assets, net	876	1,012
Deferred tax assets, net	8,442	8,969
Other assets	7,144	7,635
Total assets	$892,709	$885,254
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$139,302	$142,030
Interest-bearing deposits	495,011	492,090
Total deposits	634,313	634,120

Subordinated Debentures	34,845	37,251
Other liabilities	13,817	14,818
Total liabilities	682,975	686,189
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized at September 30, 2024 and December 31, 2023; 11,701,785 shares issued and outstanding as of September 30, 2024 and 11,375,803 shares issued and outstanding as of December 31, 2023	117	114
Paid-in capital	110,697	110,465
Unearned common stock held by employee stock ownership plan	(7,202)	(7,328)
Retained earnings	107,543	97,772
Accumulated other comprehensive loss	(1,421)	(1,958)
Total stockholders' equity	209,734	199,065
Total liabilities and stockholders' equity	$892,709	$885,254

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended September 30,
Interest Income	2024	2023
Loans, including fees	$10,522	$9,764
Investment securities available for sale	353	302
Investment securities held to maturity	83	89
Other interest income	1,192	1,560
Total interest income	12,150	11,715
Interest Expense
Interest on deposits	2,381	1,764
Interest on FHLB borrowings	-	530
Interest on Subordinated debentures	466	545
Total interest expense	2,847	2,839
Net interest income	9,303	8,876
Provision for (recovery of) credit losses	(714)	(333)
Net interest income after provision for (recovery of) credit losses	10,017	9,209
Noninterest Income
Service fees on deposits	103	109
Fees from debit cards	175	183
Income from investment in life insurance	91	85
Gain on sale of fixed assets	-	188
Gain on sale of foreclosed real estate	-	-
Other income	327	317
Total noninterest income	696	882
Noninterest Expense
Compensation and related benefits	3,494	3,149
Occupancy	396	397
Data processing	366	345
Advertising	6	5
Professional fees	400	220
Equipment	97	105
Foreclosed real estate holding costs	(3)	13
Amortization of intangible assets	45	46
FDIC insurance premiums	82	120
Other expense	590	608
Total noninterest expense	5,473	5,008
Net income before tax	5,240	5,083
Income tax expense	1,442	1,399
Net income	$3,798	$3,684
Basic earnings per share	$0.35	$0.35
Diluted earnings per share	$0.35	$0.35

BV FINANCIAL, INC.
Average Balance Sheet for the Three Months ended September 30,
(Dollars in thousands)

	For the Three Months Ended September 30,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$690,170	$10,522	6.05%	$693,956	$9,764	5.58%
Securities available-for-sale	36,201	353	3.87%	35,868	302	3.35%
Securities held-to-maturity	9,937	83	3.31%	12,493	89	2.84%
Cash, cash equivalents and other interest-earning assets	86,322	1,192	5.48%	115,554	1,560	5.35%
Total interest-earning assets	822,630	12,150	5.86%	857,871	11,715	5.42%
Noninterest-earning assets	68,767			74,240
Total assets	$891,397			$932,111

Interest-bearing liabilities:
Interest-bearing demand deposits	$79,652	207	1.03%	$82,096	219	1.06%
Savings deposits	128,918	89	0.27%	150,522	50	0.13%
Money market deposits	108,518	669	2.45%	85,982	255	1.18%
Certificates of deposit	173,751	1,416	3.23%	181,292	1,240	2.71%
Total interest-bearing deposits	490,839	2,381	1.92%	499,892	1,764	1.40%
Federal Home Loan Bank advances	—	—	—	37,500	530	5.60%
Subordinated debentures	34,827	466	5.30%	37,175	545	5.82%
Total borrowings	34,827	466	5.30%	74,675	1,075	5.71%
Total interest-bearing liabilities	525,666	2,847	2.15%	574,567	2,839	1.96%
Noninterest-bearing demand deposits	140,039			144,603
Other noninterest-bearing liabilities	18,101			63,261
Total liabilities	683,806			782,431
Equity	207,591			149,680
Total liabilities and equity	$891,397			$932,111
Net interest income		$9,303			$8,876
Net interest rate spread			3.71%			3.46%
Net interest-earning assets	$296,964			$283,304
Net interest margin			4.49%			4.10%
Average interest-earning assets to interest-bearing liabilities	156.49%			149.31%

BV FINANCIAL, INC.
Average Balance Sheet for the Nine Months ended September 30
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2024			2023
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$701,310	$30,481	5.79%	$680,436	$27,863	5.47%
Securities available-for-sale	34,569	966	3.72%	35,746	846	3.16%
Securities held-to-maturity	10,507	266	3.37%	12,276	275	3.00%
Cash, cash equivalents and other interest-earning assets	74,720	3,058	5.46%	76,310	2,958	5.19%
Total interest-earning assets	821,106	34,771	5.64%	804,768	31,942	5.31%
Noninterest-earning assets	68,985			81,460
Total assets	$890,091			$886,228

Interest-bearing liabilities:
Interest-bearing demand deposits	$83,683	681	1.08%	$87,159	380	0.58%
Savings deposits	138,474	250	0.24%	158,324	141	0.12%
Money market deposits	96,724	1,496	2.06%	92,457	491	0.71%
Certificates of deposit	174,896	4,183	3.19%	167,313	2,682	2.14%
Total interest-bearing deposits	493,777	6,610	1.78%	505,253	3,694	0.98%
Federal Home Loan Bank advances	—	—	—	33,099	1,313	5.30%
Subordinated debentures	35,139	1,985	7.53%	37,123	1,621	5.84%
Total borrowings	35,139	1,985	7.53%	70,222	2,934	5.59%
Total interest-bearing liabilities	528,916	8,595	2.16%	575,475	6,628	1.54%
Noninterest-bearing demand deposits	139,642			154,521
Other noninterest-bearing liabilities	17,676			36,180
Total liabilities	686,234			766,176
Equity	203,857			120,052
Total liabilities and equity	$890,091			$886,228
Net interest income		$26,176			$25,314
Net interest rate spread			3.48%			3.77%
Net interest-earning assets	$292,190			$229,293
Net interest margin			4.25%			4.21%
Average interest-earning assets to interest-bearing liabilities	155.24%			139.84%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	9/30/2024	9/30/2024

Beginning Balance	$8,547	$8,554

Provision for credit losses -loans	(678)	(837)

Net Charge-offs (recoveries):
Owner Occupied 1-4	(3)	(112)
Non-Owner Occupied 1-4	(128)	(168)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	(3)
Construction & Land	(1)	(3)
Farm Loans	—	—
Marine & Consumer	—	2
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(132)	(284)

Ending Balance- ACL for Loans	$8,001	$8,001

Balance Reserve for unfunded loan commitments	239	239
Balance Reserve for HTM Securities	4	4
Total ACL	$8,244	$8,244

Provision expense (recovery of) for Unfunded Commitments	(36)	33
Provision expense for HTM Securities	—	(2)
Total other provision expense (recovery of)	$(36)	$31
Total provision for (recovery of ) credit losses	$(714)	$(806)